As filed with the Securities and Exchange Commission on February 28, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Energy XXI Gulf Coast, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-4278595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1021 Main, Suite 2626 Houston, Texas 77002 (713) 351-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hugh Menown 1021 Main, Suite 2626 Houston, Texas 77002 (713) 351-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sarah K. Morgan Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	9,272,285	$32.98	$305,799,959	$35,442

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, the number of shares of common stock being registered on behalf of the selling stockholders shall be adjusted automatically to include any shares of common stock that may become issuable as a result of any unit distribution, split, combination or similar transaction.
(2)	Includes 9,049,929 shares of the common stock and up to 222,356 shares of common stock issuable upon exercise of the warrants that the registrant initially issued to the selling stockholders listed herein pursuant to the registrant’s emergence from bankruptcy on December 30, 2016. The warrants are initially exercisable for one share of common stock per warrant.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, with respect to the shares of common stock to be sold by the selling stockholders named in this prospectus, based on the average of the high and low prices of our common stock as reported on the NASDAQ Global Select Market on February 28, 2017.

The information in this prospectus is not complete and may be changed. Securities may not be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 28, 2017

PROSPECTUS

Energy XXI Gulf Coast, Inc.

9,272,285 Shares

Common Stock

This prospectus relates to the resale of an aggregate of 9,272,285 shares of our common stock, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The number of shares the selling stockholders may sell consists of 9,049,929 shares of common stock that are currently issued and outstanding and 222,356 shares of common stock that they may receive if they exercise their warrants. The selling stockholders acquired all of the shares of common stock and warrants covered by this prospectus in a distribution pursuant to Section 1145 under the United States Bankruptcy Code in connection with our plan of reorganization that became effective on December 30, 2016. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted to the selling stockholders.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and commissions due to underwriters, brokers-dealers or agents. Please see the section titled “Plan of Distribution” of this prospectus for a more complete description of how the offered common stock may be sold.

You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “EXXI”. On February 28, 2017, the last reported sale price of our shares on the NASDAQ Global Select Market was $32.50 per share.

Investing in any of our securities involves risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” beginning on page 8 of this prospectus.

Our principal executive offices are located at 1021 Main Street, Suite 2626, Houston, Texas 77002, and our phone number is (713) 351-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2017

You should rely only on the information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement. Neither we nor the selling stockholders have authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any accompanying prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security.

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by such selling stockholders. Each time the selling stockholders sell securities, the selling stockholders may be required to provide you with this prospectus and, in certain cases, an accompanying prospectus supplement containing specific information about such selling stockholders and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any accompanying prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in that prospectus supplement.

Additional information, including our consolidated financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including the “Risk Factors” section, any prospectus supplement and the documents incorporated by reference herein in their entirety before investing in our securities.

Unless the context otherwise requires, references in this prospectus to “EGC,” “the Company,” “us,” “our,” “we,” or similar expressions refer to Energy XXI Gulf Coast, Inc. and its subsidiaries. Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the our emergence from bankruptcy on December 30, 2016, as contained or incorporated by reference herein, reflect the historical consolidated results of operations and financial condition of Energy XXI Ltd, our predecessor (“EXXI Ltd”), for the periods presented and do not give effect to the Plan (as defined below) or any of the transactions contemplated thereby, including the adoption of “fresh-start” accounting. Accordingly, such historical financial statements are not and will not be comparable to our financial information, and may not be representative of the reorganized Company’s performance or financial condition, after its emergence from bankruptcy. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained herein relates to the Company following its emergence from bankruptcy.

Where You Can Find More Information

We file annual, quarterly and current reports and other information with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Our filings are also available to the public through the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Transition Report on Form 10-K for the period ended December 31, 2016, filed on February 22, 2017;

•	our Current Reports on Form 8-K and Form 8-K12G3 filed on January 6, 2017 (two reports), February 1, 2017, February 7, 2017, February 8, 2017 and February 28, 2017;

•	the description of our common stock contained in our Current Report on Form 8-K12G3 filed on February 1, 2017, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock; and

•	our Registration Statement on Form 8-A filed on February 24, 2017 and Registration Statement on Form 8-A/A filed on February 27, 2017.

These reports contain important information about us, our financial condition and our results of operations.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Energy XXI Gulf Coast, Inc.
1021 Main Street, Suite 2626
Houston, Texas 77002
Attention: Vice President, Law
(713) 351-3000

We maintain a web site at http://www.energyxxi.com. The information on our website, however, is not part of this prospectus.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information contained in or incorporated by reference into this prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate under the circumstances and their potential effect on us. While management believes that these forward-looking statements are reasonable, such statements are not guarantees of future performance and the actual results or developments anticipated may not be realized or, even if substantially realized, may not have the expected consequences to or effects on the Company’s business or results. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to those summarized below:

•	new capital structure and the adoption of fresh start accounting, including the risk that assumptions and factors used in estimating enterprise value vary significantly from the current estimates in connection with the application of fresh start accounting;
•	uncertainty of our ability to improve our operating structure, financial results and profitability following emergence from Chapter 11 and other risks and uncertainties related to our emergence from Chapter 11;
•	our inability to maintain relationships with suppliers, customers, employees and other third parties following emergence from Chapter 11;
•	our ability to maintain sufficient liquidity and/or obtain adequate financing to allow us to execute our business plan post-emergence from Chapter 11;
•	the effects of the departure of our senior leaders on our employees, suppliers, regulators and business counterparties;
•	the ability of the Company to hire a permanent Chief Executive Officer;
•	any effects from the same person serving, on an interim basis, as both, the Chairman of the Board of Directors and Chief Executive Officer of the Company at the same time;
•	our ability to comply with covenants under our credit facility;
•	changes in our business strategy;
•	further or sustained declines in the prices we receive for our oil and natural gas production;
•	our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production;
•	our future financial condition, results of operations, revenues, expenses and cash flows;
•	our current or future levels of indebtedness, liquidity, compliance with financial covenants and our ability to continue as a going concern;
•	our inability to obtain additional financing necessary to fund our operations, capital expenditures and to meet our other obligations;
•	our ability to post additional collateral for current bonds or comply with any new regulations or Notices to Lessees and Operators imposed by the Bureau of Ocean Energy Management;
•	economic slowdowns that can adversely affect consumption of oil and natural gas by businesses and consumers;
•	uncertainties in estimating our oil and natural gas reserves and net present values of those reserves;

•	the need to take ceiling test impairments due to lower commodity prices using SEC methodology, under which, commodity prices are computed using the unweighted arithmetic average of the first-day-of-the-month historical price, net of applicable differentials, for each month within the previous 12-month period;
•	future hedging activities that expose us to pricing and counterparty risks;
•	our ability to hedge future oil and natural gas production may be limited by lack of available counterparties;
•	we may be limited by financial/seasonal limits as required under our credit facility;
•	our degree of success in replacing our oil and natural gas reserves through capital investment;
•	geographic concentration of our assets;
•	uncertainties in exploring for and producing oil and natural gas, including exploitation, development, drilling and operating risks;
•	our ability to make acquisitions and to integrate acquisitions;
•	our ability to establish production on our acreage prior to the expiration of related leaseholds;
•	availability of drilling and production equipment, facilities, field service providers, gathering, processing and transportation;
•	disruption of operations and damages due to capsizing, collisions, hurricanes or tropical storms;
•	environmental risks;
•	availability, cost and adequacy of insurance coverage;
•	competition in the oil and natural gas industry;
•	our inability to retain and attract key personnel;
•	the effects of government regulation and permitting and other legal requirements; and
•	costs associated with perfecting title for mineral rights in some of our properties.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see Part I, “Item 1A. Risk Factors” in our Transition Report on Form 10-K for the period ended December 31, 2016 (the “Transition Report on Form 10-K”), in the other documents incorporated by reference herein and in our subsequent SEC filings.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

The Company

We are headquartered in Houston, Texas and have historically engaged in the acquisition, exploration, development and operation of oil and natural gas properties onshore in Louisiana and Texas and offshore in the Gulf of Mexico Shelf, which is an area in less than 1,000 feet of water.

We are a Delaware corporation formed in February 2006. Our principal executive offices are located at 1021 Main Street, Suite 2626, Houston, Texas 77002. Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “EXXI.”

Chapter 11 Plan of Reorganization

On April 14, 2016, EXXI Ltd, EGC and certain of EXXI Ltd’s other subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) under the caption In re Energy XXI Ltd, et al., Case No. 16-31928 (the “Chapter 11 Cases”).

On December 13, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) pursuant to the Bankruptcy Code, which approved and confirmed the Debtors’ Second Amended Proposed Joint Chapter 11 Plan of Reorganization (as amended, modified, or supplemented, the “Plan”) as modified by the Confirmation Order.

In connection with the satisfaction of the conditions to effectiveness as set forth in the Confirmation Order and in the Plan, EXXI Ltd and EGC completed a series of internal reorganization transactions pursuant to which EXXI Ltd transferred all of its remaining assets to reorganized EGC, as the new parent entity, and the Company ceased to be a subsidiary of EXXI Ltd. On December 30, 2016 (the “Emergence Date”), the Debtors satisfied the conditions to effectiveness, the Plan became effective in accordance with its terms and the reorganized Debtors emerged from the Chapter 11 Cases.

In accordance with the Plan, on the Emergence Date, all outstanding obligations under the following notes and the related collateral agreements and registration rights, as applicable, were cancelled and the indentures governing such obligations were cancelled:

•	11.0% senior secured second lien notes due March 15, 2020 (the “Second Lien Notes”) issued pursuant to that certain Indenture, dated as of March 12, 2015, among EGC, the guarantors party thereto, and U.S. Bank, N.A., as trustee, and all amendments, supplements or modifications thereto and extensions thereof;

•	6.875% senior unsecured notes due March 15, 2024 (the “EGC 6.875% Senior Notes”) issued pursuant to that certain indenture, dated May 27, 2014, among EGC, the guarantors party thereto, and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, and all amendments, supplements or modifications thereto and extensions thereof;

•	7.50% senior unsecured notes due December 15, 2021 (the “EGC 7.50% Senior Notes”) issued pursuant to that certain indenture, dated September 26, 2013, among EGC, the guarantors party thereto, and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, and all amendments, supplements or modifications thereto and extensions thereof;

•	7.75% senior unsecured notes due June 15, 2019 (the “EGC 7.75% Senior Notes”) issued pursuant to that certain indenture, dated February 25, 2011, among EGC, the guarantors party thereto, and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, and all amendments, supplements or modifications thereto and extensions thereof;

•	9.25% senior unsecured notes due December 15, 2017 (the “EGC 9.25% Senior Notes,” and together with the EGC 6.875% Senior Notes, the EGC 7.50% Senior Notes and the EGC 7.75% Senior Notes, the “EGC Unsecured Notes”) issued pursuant to that certain indenture, dated December 17, 2010, among EGC, the guarantors party thereto, and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, and all amendments, supplements or modifications thereto and extensions thereof;

•	8.25% senior unsecured notes due February 15, 2018 (the “EPL 8.25% Senior Notes”) issued pursuant to that certain indenture, dated as of February 14, 2011, by and among EGC, the guarantors party thereto, and U.S. Bank National Association, as trustee, and all amendments, supplements or modifications thereto and extensions thereof; and

•	3.0% senior convertible notes due on December 15, 2018 issued pursuant to that certain indenture dated as of November 22, 2013 among EXXI Ltd and Wilmington Savings Fund Society, FSB, as trustee, and all amendments, supplements or modifications thereto and extensions thereof.

On the Emergence Date, the Company issued (i) 27,897,739 shares of its common stock, par value $0.01 per share, pro rata, to holders of the claims arising from the Second Lien Notes, (ii) 3,985,391 shares of common stock, pro rata, to holders of the claims arising from the EGC Unsecured Notes, (iii) 1,328,464 shares of common stock, pro rata, to holders of the claims arising from the EPL 8.25% Senior Notes, (iv) 1,271,933 warrants, pro rata, to holders of the claims arising from the EGC Unsecured Notes; and (v) 847,956 warrants, pro rata, to holders of the claims arising from the EPL 8.25% Senior Notes. The Confirmation Order and Plan provide for the exemption of the offer and sale of the shares of the Company’s common stock and the warrants (including shares of common stock issuable upon the exercise thereof) from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 1145(a)(1) of the Bankruptcy Code. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under the Plan from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied.

On February 1, 2017, the Company filed a Current Report on Form 8-K12G3 as its initial report to the Securities and Exchange Commission and as notice that it is the successor issuer of EXXI Ltd under Rule 12g-3 under the Exchange Act.

As a result of the Plan, there are no assets remaining in EXXI Ltd, and under Bermuda law, shareholders (including preferred shareholders) of EXXI Ltd will receive no payments. On January 20, 2017, the Bermuda Court entered a winding up order formally placing EXXI Ltd in liquidation and confirming John C. McKenna as Provisional Liquidator. The liquidation is likely to be completed during the first half of 2017, and EXXI Ltd will, at such conclusion, be dissolved and shareholders of EXXI Ltd will no longer have any interest in EXXI Ltd as a matter of Bermuda law. There can be no assurance that the liquidation proceeding will be completed in a timely manner or at all.

Risk Factors

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our Transition Report on Form 10-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Use of Proceeds

We will incur all of the costs associated with the registration of the shares offered by this prospectus other than underwriting discounts and selling commissions, if any. Please read “Plan of Distribution.”

The shares offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. Therefore, any proceeds from the sale of our shares will be received by the selling stockholders for their own accounts, and we will not receive any of the proceeds from any sale of our shares offered by this prospectus.

Description of Capital Stock

The following summary of our capital stock, Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Third Amended and Restated Bylaws (the “Bylaws”) does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Certificate of Incorporation and Bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

As of February 28, 2017, we had 33,211,594 shares of common stock outstanding.

Our common stock commenced trading on the NASDAQ Global Select Market under the symbol “EXXI” on February 28, 2017. As of February 28, 2017, there was one holder of record of our common stock.

Dividends

Subject to the rights granted to any holders of the preferred stock, holders of the common stock will be entitled to dividends in the amounts and at the times declared by the Board in its discretion out of any assets or funds of the Company legally available for the payment of dividends.

Voting

Each holder of shares of the common stock is entitled to one vote for each share of the common stock on all matters presented to the stockholders of the Company (including the election of directors). The holders of a majority in voting power of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, will constitute a quorum. The vote required, when a quorum is present, is the affirmative vote of the majority in voting power of the shares of common stock, present in person or represented by proxy, at a meeting of stockholders entitled to vote, unless otherwise required by applicable law, the Certificate of Incorporation or the Bylaws.

Liquidation

Upon the liquidation, dissolution or winding up of the affairs of the Company, holders of the common stock will share equally, on a per share basis, in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences of shares of preferred stock.

Preemptive Rights

The Certificate of Incorporation provides that each holder of common stock that, together with its affiliates, beneficially owns at least 1% of the outstanding common stock is granted the right to purchase its pro rata share of any and all issuances of new securities of the Company or any of its subsidiaries.

Under the terms of the Certificate of Incorporation, the Company is prohibited from issuing any non-voting equity securities to the extent required under Section 1123 of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company.

Limitation of Liability of Directors

The Certificate of Incorporation provides that no director will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). The effect of this provision is to eliminate the Company’s and its stockholders’ rights, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

Anti-Takeover Provisions of the Certificate of Incorporation, the Bylaws and the DGCL

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions that may have some anti-takeover effects and may delay, defer or prevent a takeover attempt or a removal of the Company’s incumbent officers or directors that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for shares held by the stockholders.

Preferred Stock

The Board is empowered, without further vote or action by the stockholders (except as may otherwise be provided by the terms of any class or series of then-outstanding preferred stock), to authorize the issuance of the preferred stock in one or more classes or series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of the common stock. At present, the Company has no plans to issue any of the preferred stock.

Written Consent of Stockholders; Calling of Special Meeting of Stockholders

The Bylaws provide that prior to (i) the date the common stock is listed on a national securities exchange (a “Listing”) or (ii) the date of the consummation of the first public offering and sale of common stock (an “IPO”) pursuant to an effective registration statement under the Securities Act, any action required or permitted to be taken by the Company’s stockholders may be taken by the written consent of the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present. Following the date on which the Company completes a Listing or an IPO, any action required or permitted to be taken by the Company’s stockholders may be taken by the written consent of all of the holders of outstanding common stock entitled to vote thereon.

Stockholders are only permitted to call a special meeting upon a written request of the holders of a majority of the total voting power of all the shares of the Company entitled to vote generally in the election of directors.

Amendment of the Bylaws

Under the DGCL, the power to adopt, amend or repeal Bylaws is conferred upon the stockholders. A corporation may, however, in its Certificate of Incorporation also confer upon the board of directors the power to adopt, amend or repeal its Bylaws. The Certificate of Incorporation and the Bylaws grant to the Board the power to adopt, amend, restate or repeal the Bylaws, provided that no bylaw adopted by the stockholders may be amended, repealed or readopted by the Board if such bylaw so provides. The stockholders may adopt, amend, restate or repeal the Bylaws but only by a vote of holders of a majority in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.

Newly Created Directorships and Vacancies on the Board

Under the Bylaws, any vacancies on the Board for any reason and any newly created directorships resulting from any increase in the number of directors may be filled solely by the Board upon a vote of a majority of the remaining directors then in office, even if they constitute less than a quorum of the Board or by a sole remaining director.

Section 203 of the DGCL

Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We are not subject to the provisions of Section 203 of the DGCL.

Exclusive Forum

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery will not have jurisdiction, another state court located within the state of Delaware, or if no such state court will have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, a New York corporation.

Selling stockholders

This prospectus relates to the resale of an aggregate of 9,272,285 shares of our common stock, which may be offered for sale from time to time by the selling stockholders listed in the table below. The number of shares the selling stockholders may sell consists of 9,049,929 shares of common stock that are currently issued and outstanding and 222,356 shares of common stock that the selling stockholders may receive if they exercises their warrants. The selling stockholders acquired the common stock pursuant to our emergence from Chapter 11 bankruptcy on December 30, 2016. On December 30, 2016, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain common stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act. We are registering the common stock described in this prospectus pursuant to the Registration Rights Agreement. As used herein, “selling stockholders” means the selling stockholders listed in the table below as well as their transferees, donees, pledgees or other successors in interest.

In addition, the selling stockholders identified below may sell, transfer or otherwise dispose of some or all of their common stock included in this registration statement in private placement or other transactions exempt from or not subject to the registration requirements of the Securities Act. They may also acquire additional shares of common stock. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling stockholders upon completion or termination of this offering.

No offer or sale under this prospectus may be made by a stockholder other than the selling stockholders named herein, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We may supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us.

The following table sets forth the name of the selling stockholders, the maximum number of shares of our common stock to be sold by the selling stockholders and the number of shares of our common stock to be owned by the selling stockholders after completion of the offering. The selling stockholders have not had any material relationship with us or with any of our predecessors or affiliates within the past three years. The selling stockholders have sole voting and dispositive power with respect to such shares.

We do not know when or in what amounts the selling stockholders may offer their shares for sale, if at all. Because the selling stockholders may offer all, some or none of their shares pursuant to this prospectus and because we are unaware of any agreements, arrangements or understanding with respect to the sale of any such shares, no definitive estimate can be provided as to the number of shares that will be held, or percentage of shares beneficially owned, by the selling stockholders after completion of any offerings pursuant to this prospectus. For purposes of the table below, the information regarding shares of common stock owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares.

The information in the below table is based on information provided by or on behalf of the selling stockholders to us in a selling stockholder questionnaire and is as of the date specified by the selling stockholders in such questionnaire. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares in exempt or non-exempt transactions since the date of this prospectus. Other information about the selling stockholders may also change over time. Any changed information will be set forth in supplements to this prospectus, if required. The selling stockholders are not broker-dealers registered under Section 15 of the Exchange Act or affiliates of a broker-dealer registered under Section 15 of the Exchange Act.

Selling stockholder(1)	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned After Offering Number	Percentage
Certain funds and accounts managed by Franklin Advisers, Inc. (2)	341,709	341,709	—	—
Franklin Strategic Series – Franklin Strategic Income Fund (3)	291,408	291,408	—	—
FHIT – Franklin High Income Fund (4)	582,908	582,908	—	—
Franklin Custodian Funds - Franklin Income Fund	7,259,184	7,259,184	—	—
Franklin Investors Securities Trust – Franklin Total Return Fund	115,439	115,439	—	—
Franklin Templeton Variable Insurance Products Trust – Franklin Income VIP Fund	510,163	510,163	—	—
Franklin Templeton Investment Funds – Franklin Income Fund	51,948	51,948	—	—
Franklin Investors Securities Trust – Franklin Low Duration Total Return Fund	57,719	57,719	—	—
FDP Series BlackRock Franklin Templeton Total Return Fund	5,772	5,772	—	—
Franklin Templeton Investment Funds – Franklin Strategic Income Fund (5)	56,035	56,035	—	—

(1)      The principal address of each selling stockholder is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403-1906. Franklin Advisers, Inc. (“FAV”) is the investment manager for each of the funds and accounts listed. FAV is an indirect wholly owned subsidiary of a publicly traded company, Franklin Resources, Inc. (“FRI”) and may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to such funds and accounts pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted.

(2)       In accordance with Rule 13d-3(d)(1), the amount of securities beneficially owned includes 41,665 warrants held by certain funds and accounts managed by Franklin Advisers, Inc.

(3)      In accordance with Rule 13d-3(d)(1), the amount of securities beneficially owned includes 47,228 warrants held by Franklin Strategic Series – Franklin Strategic Income Fund.

(4)      In accordance with Rule 13d-3(d)(1), the amount of securities beneficially owned includes 124,561 warrants held by FHIT – Franklin High Income Fund.

(5)      In accordance with Rule 13d-3(d)(1), the amount of securities beneficially owned includes 8,902 warrants held by Franklin Templeton Investment Funds – Franklin Strategic Income Fund.

Plan of Distribution

The selling stockholders may sell all or a portion of the shares beneficially owned by the selling stockholders and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at the prevailing market price at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected by the selling stockholders in transactions that involve one or more of the following methods (which may include block transactions or crosses):

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	short sales, whether through a broker-dealer or itself;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares they own. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, and we will amend, if necessary, the name of such selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder(s) under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from such selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in a distribution of shares covered by this prospectus will be subject to applicable provisions of the Exchange Act or the Securities Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by such selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all applicable underwriting discounts and selling commissions, if any.

Once sold under the registration statement of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

Certain legal matters in connection with the securities offered hereby will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

Experts

The audited consolidated financial statements of the Company as of and for the end-of-day on December 31, 2016 and of its predecessor, EXXI Ltd, for the six-month transition period ended December 31, 2016 and the years ended June 30, 2016 and 2015, included in the Transition Report on Form 10-K and incorporated by reference herein, have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in their report thereon.

The consolidated financial statements of EXXI Ltd for the year ended June 30, 2014, included in the Transition Report on Form 10-K and incorporated by reference herein, have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.           Other Expenses of Issuance and Distribution.

Set forth below are the expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities registered hereby. All such expenses will be incurred by us and not by the selling stockholders. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$35,442
Accounting fees and expenses	$103,000
Legal fees and expenses	$30,000
Miscellaneous	$15,000
Total	$183,442

Item 15.           Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The Company’s second amended and restated certificate of incorporation and third amended and restated bylaws contain provisions that limit the liability of its directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the Company’s directors and officers will be further limited to the fullest extent permitted by the DGCL.

In addition, the Company has entered into indemnification agreements with its directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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The Company intends to maintain liability insurance policies that indemnify its directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.           Exhibits.

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 17.           Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering price may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

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(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 28, 2017.

ENERGY XXI GULF COAST, INC.

By:	/s/ Michael S. Reddin
Name:	Michael S. Reddin
Title:	Interim Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott M. Heck and Hugh A. Menown, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in connection herewith, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael S. Reddin	Interim Chief Executive Officer, President and Director	February 28, 2017
Michael S. Reddin	(Principal Executive Officer)

/s/ Hugh A. Menown	Interim Chief Financial Officer	February 28, 2017
Hugh A. Menown	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael S. Bahorich	Director	February 28, 2017
Michael S. Bahorich

/s/ George Kollitides	Director	February 28, 2017
George Kollitides

/s/ Steven Pully	Director	February 28, 2017
Steven Pully

/s/ James W. Swent III	Director	February 28, 2017
James W. Swent III

/s/ Charles W. Wampler	Director	February 28, 2017
Charles W. Wampler

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Exhibits Index

Exhibit Number	Description
2.1	Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, dated December 13, 2016 (incorporated by reference to Exhibit 2.1 to Energy XXI Ltd’s Current Report on Form 8-K filed on December 15, 2016)

4.1	Second Amended and Restated Certificate of Incorporation of Energy XXI Gulf Coast, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 6, 2017).

4.2	Third Amended and Restated Bylaws of Energy XXI Gulf Coast, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 7, 2017).

4.3	Registration Rights Agreement, dated as of December 30, 2016, by and among Energy XXI Gulf Coast, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 6, 2017).

4.4	Warrant Agreement, dated as of December 30, 2016, by and between Energy XXI Gulf Coast, Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on January 6, 2017).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of BDO USA, LLP

23.2*	Consent of UHY, LLP

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.

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